UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2006
Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-22739 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

400 N. Sam Houston Parkway E., Suite 400 Houston, Texas (Address of principal executive offices)		77060 (Zip Code)
281-618-0400
(Registrant’s telephone
number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Agreement & Plan of Merger
Amendment No.1 to Agreement & Plan of Merger

EXPLANATORY NOTE: This Current Report on Form 8-K/A is being filed to amend and restate the disclosure in Item 1.01 and to file a copy of the merger agreement, as amended, referred to therein.
Item 1.01 Entry into a Material Definitive Agreement.
     On January 22, 2006, Cal Dive International, Inc. (“Cal Dive”) and Remington Oil and Gas Corporation (“Remington”) entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 to Agreement and Plan of Merger dated January 24, 2006, between Cal Dive, Cal Dive Merger – Delaware, Inc., a wholly owned subsidiary of Cal Dive (“Merger Sub”) and Remington (the “Merger Agreement”), pursuant to which Remington will merge with and into Merger Sub, with Merger Sub as the surviving corporation (the “Merger”). As a result Remington will become a wholly owned subsidiary of Cal Dive.
     Pursuant to the Merger Agreement, at the effective time of the Merger, Remington stockholders will receive $27.00 in cash and 0.436 shares of Cal Dive common stock for each share of Remington common stock they own. The total consideration consists of approximately $812.9 million in cash and approximately 13.6 million shares of Cal Dive common stock. The Cal Dive common stock consideration to be received in the Merger is expected to be tax-free to Remington shareholders.
     The acquisition is conditioned upon, among other things, the approval of Remington stockholders; the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary regulatory approvals and closing conditions.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibits 2.1 and 2.2 hereto, and is incorporated by reference herein.
FORWARD-LOOKING STATEMENTS
     Certain statements made herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “will,” “look forward to” and similar expressions are intended to identify forward-looking statements.
     The expectations set forth in this filing regarding accretion, returns on invested capital, achievement of annual savings and synergies, achievement of strong cash flow, sufficiency of cash flow to fund capital expenditures and achievement of debt reduction targets are only the parties’ expectations regarding these matters. Actual results could differ materially from these expectations depending on factors such as the combined company’s cost of capital, the ability of the combined company to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations, prior contractual commitments of the combined companies and their ability to terminate these commitments or amend, renegotiate or settle the same, the combined company’s actual capital needs, the absence of any material incident of property damage or other hazard that could affect the need to effect capital expenditures, any unforeseen merger or acquisition opportunities that could affect capital needs, the costs incurred in implementing synergies and the factors that generally affect both Cal Dive’s and Remington’s respective businesses as further outlined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the companies’ respective Annual Reports on Form 10-K for the year ended December 31, 2004. Actual actions that the combined company may take may differ from time to time as the combined company may deem necessary or advisable in the best interest of the combined company and its shareholders to attempt to achieve the successful integration of the companies, the synergies needed to make the transaction a financial success and to react to the economy and the combined company’s market for its exploration and production.
ADDITIONAL INFORMATION
     Cal Dive and Remington will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (“SEC”). Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Cal Dive free of charge by requesting them in writing from Cal Dive or by telephone at (281) 618-0400. You may obtain documents filed with the SEC by Remington free of charge by requesting them in writing from Remington or by telephone at (214) 210-2650. Cal Dive and Remington, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Remington in connection with the merger. Information about the directors and executive officers of Cal Dive and their ownership of Cal Dive stock is set forth in the proxy statement for Cal Dive’s 2005 Annual Meeting of Shareholders. Information about the directors and executive officers of Remington and their ownership of Remington stock is set forth in the proxy statement for Remington’s 2005 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits (filed with this amendment)

Number	Description

2.1	Agreement and Plan of Merger dated January 22, 2006, among Cal Dive International, Inc. and Remington Oil and Gas Corporation.

2.2	Amendment No. 1 to Agreement and Plan of Merger dated January 24, 2006, by and among, Cal Dive International, Inc., Cal Dive Merger – Delaware, Inc. and Remington Oil and Gas Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 25, 2006

CAL DIVE INTERNATIONAL, INC.
By:	/s/ JAMES LEWIS CONNOR, III
James Lewis Connor, III
Senior Vice President

Index to Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated January 22, 2006, among Cal Dive International, Inc. and Remington Oil and Gas Corporation.

2.2	Amendment No. 1 to Agreement and Plan of Merger dated January 24, 2006, by and among, Cal Dive International, Inc., Cal Dive Merger – Delaware, Inc. and Remington Oil and Gas Corporation.